UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHEMBIO DIAGNOSTICS, INC.
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CHEMBIO DIAGNOSTICS, INC.
3661 Horseblock Road
Medford, NY 11763
(631) 924-1135

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 3, 2008

The Annual Meeting of Stockholders of Chembio Diagnostics, Inc. will be held on June 3, 2008 at 10:00 am (local time) at the Radisson Hotel, 1730 North Ocean Avenue, Holtsville, New York 11742, for the following purposes:

1.	To elect five directors to the Company’s Board of Directors;

2.
To consider and vote upon a proposal recommended by the Board of Directors to ratify the selection of Lazar, Levine & Felix LLP to serve as our certified independent accountants for the fiscal year ending December 31, 2008;

3.	To consider and vote upon a proposal recommended by the Board of Directors to adopt the 2008 Stock Incentive Plan;

4.	To in their discretion, vote upon an adjournment or postponement of the meeting; and

5.           To transact any other business that properly may come before the Annual Meeting.

Only the stockholders of record as shown on our transfer books at the close of business on April 14, 2008 are entitled to notice of, and to vote at, the Annual Meeting.  Our Annual Report for the fiscal year ended December 31, 2007 on Form 10-KSB is being provided to stockholders with this proxy statement.  The Annual Report is not part of the proxy soliciting material.

We are furnishing proxy materials to our stockholders of record by (i) mailing a printed copy of the proxy materials, and (ii) providing Internet access to the proxy materials.  Both stockholders of record who receive a printed copy of proxy materials and stockholders of record who receive a Notice of Internet Availability of Proxy Materials will be permitted to access our proxy materials on the Internet.  In addition, stockholders of record who receive a Notice of Internet Availability of Proxy Materials can receive a printed copy of the proxy materials by requesting this information from the Company.  The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the information contained in the proxy materials.  The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.

All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy via the Internet or in the accompanying envelope (which requires no postage if mailed in the United States), as applicable.  The person executing the proxy may revoke it by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

All stockholders are extended a cordial invitation to attend the Annual Meeting.

By the Board of Directors

/s/ Lawrence A. Siebert
Medford, New York                                                             Lawrence A. Siebert
March 31, 2008                                                                     Chairman of the Board

PROXY STATEMENT

CHEMBIO DIAGNOSTICS, INC.
3661 Horseblock Road
Medford, NY 11763
(631) 924-1135

ANNUAL MEETING OF STOCKHOLDERS
To be held June 3, 2008

SOLICITATION AND REVOCATION OF PROXIES

This proxy statement is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Chembio Diagnostics, Inc., a Nevada corporation (referred to as the “Company” or “Chembio” or “we” or “us”), to be voted at the Annual Meeting of Stockholders to be held at 10:00 am (local time) on June 3, 2008 at the Radisson Hotel, 1730 North Ocean Avenue, Holtsville, New York 11742, or at any adjournment or postponement of the Annual Meeting.  We anticipate that this proxy statement and the accompanying form of proxy will be first distributed to stockholders on or about April 22, 2008.

We are furnishing proxy materials to our stockholders of record by (i) mailing a printed copy of the proxy materials, and (ii) providing Internet access to the proxy materials.  Both stockholders of record who receive a printed copy of proxy materials and stockholders of record who receive a Notice of Internet Availability of Proxy Materials will be permitted to access our proxy materials on the Internet.  In addition, stockholders of record who receive a Notice of Internet Availability of Proxy Materials can receive a printed copy of the proxy materials by requesting this information from the Company.  The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the information contained in the proxy materials.  The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.

A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to our Secretary, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.

The solicitation of proxies is to be made on the Internet and through mailings.  However, following the initial solicitation, further solicitations may be made by telephone or oral communication with stockholders.  Our officers, directors and employees may solicit proxies, but these persons will not receive compensation for that solicitation other than their regular compensation as employees.  Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to provide access to the solicitation materials to beneficial owners of the shares held of record by those persons.  We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing.  We will pay all expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material.

VOTING SECURITIES

The close of business on April 14, 2008 has been fixed as the record date for the determination of holders of record of the Company’s common stock, $0.01 par value per share (the “Common Stock”), entitled to notice of and to vote at the Annual Meeting.  On the record date, [__________] shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.  A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders.  If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, we intend to postpone or adjourn the Annual Meeting in order to solicit additional votes.  The form of proxy we are soliciting requests authority for the proxies, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the Annual Meeting.  At any postponed or adjourned meeting, we will vote any proxies received in the same manner described in this proxy statement with respect to the original meeting.

VOTING PROCEDURES

Votes at the Annual Meeting are counted by an inspector of election appointed by the Chairman of the meeting.  You can ensure that your shares are voted at the meeting by submitting your proxy card on the Internet, or by completing, signing, dating and returning the enclosed proxy form in the envelope provided.  If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of the items submitted to shareholders for their consideration, unless a different number of votes is required by Nevada law or our Articles Of Incorporation, except for the election of directors, for which a plurality of the votes cast is required.  Abstentions by those present at the Annual Meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes.  If a shareholder submits his or her proxy card and withholds authority to vote for any or all of the items, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes.  Shares in the names of brokers that are not voted on a particular matter are treated as not present with respect to that matter.

FORWARD-LOOKING STATEMENTS

This proxy statement includes “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  All statements other than statements of historical facts included in this proxy statement regarding our financial position, business strategy and plans and objectives of management for future operations and capital expenditures are forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On April 14, 2008, there were [_____] shares of common stock issued and outstanding and eligible to be voted at the Annual Meeting.  The following table sets forth certain information regarding the beneficial ownership of our common stock by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, and by each of our directors, each of our “named executive officers”, and all of our directors and executive officers as a group as of March 31, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Siebert, Lawrence (1) 3661 Horseblock Road Medford, NY 11763	7,465,605	11.85%
Esfandiari, Javan (2) 3661 Horseblock Road Medford, NY 11763	714,580	1.17%
Larkin, Richard (3) 3661 Horseblock Road Medford, NY 11763	290,967	0.48%
Ippolito, Tom (4) 3661 Horseblock Road Medford, NY 11763	65,000	0.11%
Bruce, Richard (5) 3661 Horseblock Road Medford, NY 11763	140,000	0.23%
Carus, Al (6) 3661 Horseblock Road Medford, NY 11763	138,000	0.23%
Meller, Gary (7) 3661 Horseblock Road Medford, NY 11763	223,000	0.37%
Davis, Katherine L. (8) 3661 Horseblock Road Medford, NY 11763	36,000	0.06%
James D. Merselis (9) 3661 Horseblock Road Medford, NY 11763	9,000	0.01%
All officers and directors as a group (10)	9,082,227	14.14%
Vicis Capital Master Fund 126 East 56th Street, Tower 56, Suite 700 New York, NY 10022	4,608,707	7.61%
Millenium 3 Opportunity Fund, LLC (11) 4 Becker Farm Road Roseland, NJ 07068	4,006,610	6.45%
Inverness Medical Innovations, Inc. 51 Sawyer Road, Suite 200 Waltham, MA 02453	5,367,840	8.87%
Crestview Capital Master, LLC (12) 95 Revere Drive, Suite A Northbrook, IL 60062	24,145,310	36.20%

Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended, and generally includes voting or investment power with respect to securities.  Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by him.

The beneficial ownership percent in the table is calculated with respect to the number of outstanding shares (60,537,534) of the Company's common stock as of March 31, 2008, and each stockholder's ownership is calculated as the number of shares of common stock owned plus the number of shares of common stock into which any preferred stock, warrants, options or other convertible securities owned by that stockholder can be converted within 60 days.

The term “named executive officer” refers to our principal executive officer, our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of 2007, and two additional individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as executive officers of the Company at the end of 2007.

(1)	Includes 245,000 shares issuable upon exercise of options exercisable within 60 days and 2,205,731 warrants.
(2)
Includes 492,500 shares issuable upon exercise of options exercisable within 60 days and 2,007 shares issuable upon exercise of warrants.  Does not include 100,000 shares issuable upon exercise of options that are not exercisable within the next 60 days

(3)	Includes 212,500 shares issuable upon exercise of options exercisable within 60 days and 27,436 shares issuable upon exercise of warrants.
(4)	Includes 65,000 shares issuable upon exercise of options exercisable within 60 days.
(5)	Includes 140,000 shares issuable upon exercise of options exercisable within 60 days.
(6)
Includes 123,000 shares issuable upon exercise of options exercisable within 60 days.  Does not include 144,000 shares issuable upon exercise of options that are not exercisable within the next 60 days.

(7)
Includes 123,000 shares issuable upon exercise of options exercisable within 60 days.  Does not include 144,000 shares issuable upon exercise of options that are not exercisable within the next 60 days.

(8)	Includes 36,000 shares issuable upon exercise of options exercisable within 60 days. Does not include 144,000 shares issuable upon exercise of options that are not exercisable within the next 60 days.
(9)	Includes 9,000 shares issuable upon exercise of options exercisable within 60 days.
(10)	Includes footnotes (1)-(9)
(11)	Includes 1,557,376 shares issuable upon exercise of warrants.
(12)	Includes 6,169,056 shares issuable upon exercise of warrants.

AVAILABLE INFORMATION

Copies of our Annual Report on Form 10-KSB are being furnished to each stockholder with this proxy statement, and are available on the Internet pursuant to the instructions set forth in the attached "Notice Regarding the Availability of Proxy Material."  Upon written request, we will provide, without charge, a copy of our quarterly reports on Form 10-QSB for the quarters ended March 31, 2008, September 30, 2007 and June 30, 2007 to any stockholder of record, or to any stockholder who owns Common Stock listed in the name of a bank or broker as nominee, at the close of business on April 14, 2008.  Any request for a copy of these reports should be mailed to the Secretary, Chembio Diagnostics, Inc., 3661 Horseblock Road, Medford, NY  11763.  Stockholders may also receive copies of these reports by accessing the Company's "Investor Center" on the Company's website at www.chembio.com, or by accessing the SEC’s website at www.sec.gov.

ITEM 1.  ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect five directors to serve as our Board of Directors.  Each director will be elected to hold office until the next annual meeting of stockholders and thereafter until his/her successor is elected and qualified.  The affirmative vote of a plurality of the shares voted at the Annual Meeting in person or by proxy is required to elect each director.  Cumulative voting is not permitted in the election of directors.  In the absence of instructions to the contrary, the person named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management’s nominees for directors.  Nominees Siebert, Meller, Carus, Davis and Merselis currently serve as directors of the Company.

It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board of Directors may recommend.

The following table sets forth, with respect to each nominee for director, the nominee’s age, positions and offices with the Company, the expiration of the nominee's term as a director and the year in which the nominee first became a director.  Individual background information concerning each of the nominees follows the table.  For additional information concerning the nominees, including stock ownership and compensation, see “Executive Compensation,” “Beneficial Ownership of the Company’s Equity Securities,” and “Certain Transactions With Management And Principal Stockholders.”

Name	Age	Position(s) and Office(s) with the Company	Expiration of Term of Director	Initial Date as Director

Lawrence A. Siebert	51	Chief Executive Officer, President and Chairman of the Board	2008 Annual Meeting	May 2004

Dr. Gary Meller	57	Director	2008 Annual Meeting	March 2005

Alan Carus	69	Director	2008 Annual Meeting	April 2005

Katherine L. Davis	51	Director	2008 Annual Meeting	May 2007

James D. Merselis	54	Director	2008 Annual Meeting	Nominated by the Board: March 2008

Lawrence A. Siebert (51), President, Chief Executive Officer and Director.  Mr. Siebert was appointed Chief Executive Officer of Chembio Diagnostics, Inc. and Chairman of our board of directors upon consummation of the merger of the Company and Chembio Diagnostic Systems, Inc.  in 2004.  Mr. Siebert has been Chairman of Chembio Diagnostic Systems, Inc. for approximately 16 years and its President since May 2002.  Prior to his involvment with Chembio Diagnostic Systems, Inc., in 1992 Mr. Siebert was involved in private equity and venture capital investing.  From 1982 to 1991, Mr. Siebert was associated with Stanwich Partners, Inc, which during that period invested in middle market manufacturing and distribution companies.  From 1992 to 1999, Mr. Siebert was an investment consultant and business broker with Siebert Capital Corp. and Siebert Associates LLC, and was a principal investor in a privately held test and measurement company which was sold in 2002.  Mr. Siebert received a JD from Case Western Reserve University School of Law in 1981 and a BA with Distinction in Economics from the University of Connecticut in 1978.

Dr. Gary Meller (57), Director.  Dr. Meller was elected to our Board of Directors in March 2005, and currently serves on the Company’s Audit, Compensation and Nominating and Corporate Governance Committees, including as Chairman of the Compensation Committee.  Dr. Meller has been the president of CommSense Inc., a healthcare business development company, since 2001.  CommSense Inc. works with clients in Europe, Asia, North America and the Middle East on medical information technology, medical records, pharmaceutical product development and financing, health services operations and strategy, and new product and new market development.  From 1999 until 2001, Dr. Meller was the executive vice president, North America, of NextEd Ltd., a leading internet educational services company in the Asia Pacific region.  Dr. Meller also is a limited partner and a member of the Advisory Board of Crestview Capital Master LLC, which is our largest stockholder.  Dr. Meller is a graduate of the University of New Mexico School of Medicine and has an MBA from the Harvard Business School.

Alan Carus, CPA (69), Director, Audit Committee chair.  Mr. Carus was elected to our Board of Directors in April  2005, and currently serves on the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees, and he is the Chairman of the Audit Committee.  He is a co-founder of LARC Strategic Concepts LLC, a consulting firm dedicated to guiding emerging companies to next stage development.  Prior to co-founding LARC Strategic Concepts LLC, Mr. Carus was Senior Vice President of Maritime Overseas Corporation (“MOC”) and a senior executive of Overseas Shipholding Group, Inc. (“OSG”) from 1981 to 1998 when he retired.  MOC was managing agent for OSG, one of the world’s largest ship-owners.  He was a member of OSG’s senior management committee and had senior responsibility in areas relating to administration, accounting, tax, finance, budgets, long-range projections and human resources.  Mr. Carus was involved in numerous acquisitions, debt and equity offerings, complex transaction structuring, and was active in the management of OSG’s major investments in the cruise industry and other development stage companies.  From 1964 to 1981, he was with Ernst & Young (including predecessors), the last seven years as a partner.  Mr. Carus has a B.B.A. from the Baruch School of Business of the City College of New York.

Kathy Davis (51), Director.  Ms. Davis was elected to the Company’s Board of Directors in May 2007, and currently serves on the Company’s Audit, Compensation and Nominating and Corporate Governance Committees, including as Chairperson of the Nominating and Corporate Governance Committee.  Ms. Davis is presently the owner of Davis Design Group LLC, a company that provides analytical and visual tools for public policy design.  Previously she served as the Chief Executive Officer of Global Access Point, a start-up company with products for data transport, data processing, and data storage network and hub facilities.  From October 2003 to January 2005 Ms. Davis was Lieutenant Governor of the State of Indiana, and from January 2000 to October 2003 was Controller of the City of Indianapolis.  From 1989 to 2003 Ms. Davis held leadership positions with agencies and programs in the State of Indiana including State Budget Director, Secretary of Family & Social Services Administration, and Deputy Commissioner of Transportation.  From 1982 to 1989 Ms. Davis held increasingly senior positions with Cummins Engine, where she managed purchasing, product cost, manufacturing, engineering, and assembly of certain engine product lines.  Ms. Davis also led the startup of and initial investments by a $50 million Indiana state technology fund, and she serves on the not-for-profit boards of Noble of Indiana, Indiana Museum of African American History, University of Evansville Institute of Global Enterprise, and Purdue College of Science Dean’s Leadership Council.  She has a Masters of Business Administration from Harvard Business School and a Bachelor of Science in Mechanical Engineering from the Massachusetts Institute of Technology.

James Merselis(54), Director.  Mr. Merselis was elected to the Company’s Board of Directors in March 2008.   From 2002 to 2007, Mr. Merselis served as the President, Chief Executive Officer, and Director of Hemosense, Inc. (AMEX: HEM), a company that develops, manufactures and sells handheld blood coagulation monitoring systems.  From 1998 to 2002, Mr. Merselis served as President, Chief Executive Officer and Director of Micronics, Inc., a Redmond, WA, based company that develops in-vitro diagnostic products for disease diagnosis, prognosis, and treatment monitoring.  From 1976 to 1998, Mr. Merselis held multiple positions at Boehringer Mannheim, including serving as Managing Director of the British affiliate of Boehringer Mannheim.  Mr. Merselis holds an Advanced Management Program Certificate from the Harvard Business School, and a Bachelor of Science degree in Biology (Pre-Med) from Nebraska Wesleyan University.

Required Vote; Board Recommendation

The affirmative vote of a plurality of the shares voted at the Annual Meeting in person or by proxy is required to elect each director.  The Board of Directors unanimously recommends that the stockholders vote FOR the election of the five nominees listed above.

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND EXECUTIVE OFFICERS

Other Executive Officers

The following table sets forth with respect to each other executive officer, the officer’s age, the officer’s positions and offices with the Company, the expiration of the officer's term as an officer and the period during which the officer has served either the Company or Chembio Diagnostic Systems Inc.

Name	Age	Position With Company	Initial Date as Officer

Richard J. Larkin	51	Chief Financial Officer	2003

Javan Esfandiari	41	Director of Research & Development	2004

Richard Bruce	53	Vice President, Operations	2004

Les Stutzman	56	Vice President of Marketing	2005

Tom Ippolito	45	Vice President of Regulatory Affairs, Quality Assurance and Quality Control	2005

Robert Aromando	52	Executive VP of Commercial Operations	2007

Cathy Dudnanski	48	Vice President of Marketing	2007

Richard J. Larkin (51), Chief Financial Officer.  Mr. Larkin was appointed as Chief Financial Officer of Chembio Diagnostics, Inc. upon consummation of the merger.  Mr. Larkin oversees our financial activities and information systems.  Mr. Larkin has been the Chief Financial Officer of Chembio Diagnostic Systems Inc. since September 2003.  Prior to joining Chembio Diagnostic Systems Inc., Mr. Larkin served as CFO at Visual Technology Group from May 2000 to September 2003, and also led their consultancy program that provided hands-on expertise in all aspects of financial service, including the initial assessment of client financial reporting requirements within an Enterprise Resource Planning (Manufacturing) environment through training and implementation.  Prior to joining VTG, he served as CFO at Protex International Corporation from May 1987 to January 2000.  Mr. Larkin holds a BBA in Accounting from Dowling College and is a member of the American Institute of Certified Public Accountants.

Javan Esfandiari (41), Executive VP of Research and Development.  Mr. Esfandiari joined Chembio Diagnostic Systems, Inc, in 2000.  Mr. Esfandiari co-founded, and became a co-owner of Sinovus Biotech AB where he served as Director of Research and Development concerning lateral flow technology until Chembio Diagnostic Systems Inc. acquired Sinovus Biotech AB in 2000.  From 1993 to 1997, Mr. Esfandiari was Director of Research and Development with On-Site Biotech/National Veterinary Institute, Uppsala, Sweden, which was working in collaboration with Sinovus Biotech AB on development of veterinary lateral flow technology.  Mr. Esfandiari received his B.Sc. in Clinical Chemistry and his M. Sc. in Molecular Biology from Lund University, Sweden.  He has published articles in various veterinary journals and has co-authored articles on tuberculosis serology with Dr. Lyashchenko.

Richard Bruce (53), Vice President, Operations. Mr. Bruce was hired in April 2000 as Director of Operations. He is responsible for manufacturing, maintenance, inventory, shipping, receiving, and warehouse operations.  Prior to joining Chembio Diagnostic Systems Inc., he held director level positions at Wyeth Laboratories from 1984 to 1993.  From 1993 to 1998, he held various management positions in the Operations department at bioMerieux, Inc., (formerly Organon Teknika Corp.).  From 1998 to 2000, he held a management position at V.I. Technologies.  Mr. Bruce has over 25 years of operations management experience with Fortune 500 companies in the field of in-vitro diagnostics and blood fractionation.  Mr. Bruce received his BS in Management from National Louis University in 1997.

Les Stutzman (56), Vice President of Sales & Marketing – Vet TB.  In 2005, Mr. Stutzman joined Chembio as Vice President of Marketing to lead the development and launch of rapid tests for veterinary and human TB and other veterinary products.  Mr. Stutzman has spent over twenty years in marketing leadership positions within various diagnostics companies.  He has held Global Director and Business Development Director positions in Marketing for diagnostic companies including bioMérieux Inc., (formerly Organon Teknika Corp.), Durham, North Carolina from 1997 to 2002 and TREK Diagnostic Systems, Cleveland, Ohio from 2002 to 2005.  Mr. Stutzman received his MBA in Marketing from Duke University Fuqua School of Business in 1988 and his Masters in Microbiology from Wagner College in 1982.  Mr. Stutzman is MT (ASCP) SM certified.

Tom Ippolito (45), Vice President of Regulatory Affairs, QA and QC.  Mr. Ippolito joined Chembio in June 2005.  He has over twenty years experience with in-vitro diagnostics for infectious diseases, protein therapeutics, vaccine development, Process Development, Regulatory Affairs and Quality Management.  Mr. Ippolito held Vice President level positions at Biospecific Technologies, Corp. from 2000 - 2005, and Director level positions in Quality Assurance, Quality Control, Process Development and Regulatory Affairs at United Biomedical, Inc. from 1987 - 2000.  Mr. Ippolito is the Course Director for “drug development process” and “FDA Regulatory Process” for the BioScience Certificate Program at the New York State University of Stony Brook, a program he has been a part of since its inception in 2003.

Robert L. Aromando, Jr. (52),Executive Vice President of Commercial Operations.  Mr. Aromando joined the Company in May 2007.  Prior to this position, between 2001 and 2007, Mr. Aromando was Vice President of Marketing for Bracco Diagnostics Inc., a Princeton, New Jersey-based pharmaceutical company and part of the Bracco Group.  Most of his focus at Bracco was on managing the efforts of a marketing department, launching new products, business development and life cycle management.  Prior to joining Bracco Mr. Aromando completed a one-year contract as interim President and Chief Executive Officer for American Bio Medica Corporation, a publicly-traded diagnostic healthcare company.  Prior to American Bio Medica Corporation, Mr. Aromando was Director of Global Marketing for Covance, a leading pharmaceutical development organization headquartered in Princeton, New Jersey where he had responsibility for managing the strategic direction of the clinical development marketing department.  He also spent eight years at Roche Diagnostic Systems (member of the Roche Group) as Director of Global Marketing responsible for the drugs of abuse business unit.  His focus at Roche was allocated to government affairs as well as providing solutions for substance abuse programs in the workplace, criminal justice, drug treatment and school sectors.  Mr. Aromando’s career in healthcare also included stints at American Home Products and Litton Bionetics Laboratory Products.

Cathy Dudnanski (48), Vice President of Marketing, Ms. Dudnanski joined Chembio in 2005 as Marketing Director for human diagnostic products including HIV 1/ 2 and Chagas disease.  She was promoted to Vice President in 2007.  Ms. Dudnanski brings over 20 years of domestic and international marketing and sales experience in medical devices and diagnostics to the Company.  Between 2003 and 2005, Ms. Dudnanski was the Global Marketing Manager for Suction and Oxygen Care for GE Healthcare.  From 2000-2003, Ms. Dudnanski was the Director of Sales & Marketing for ZeptoMetrix Corporation (former Division of Hemagen Diagnostics, Inc.) where her responsibilities included sales and marketing of research products to biotechnology firms and academia.  From 1992 to 1999, Ms. Dudnanski was the Director of Sales & Marketing for Hemagen Diagnostics, Inc. where she was responsible for the infectious disease and autoimmune disease product lines.  She received a B.S. in Medical Technology from Roanoke College and an MBA from Loyola.  Ms. Dudnanski is MT (ASCP) certified and a member of the American Society of Microbiology.

Each of our officers serves at the pleasure of the Board of Directors.  There are no family relationships among our officers and directors.

Certain Transactions with Management and Principal Stockholders

Lawrence A. Siebert, the president, chief executive officer and chairman of the board of directors of Chembio Diagnostics, Inc. (the “Company”) beginning at the time of and after the merger, and the president and chairman of Chembio Diagnostic Systems, Inc. since May 2002, held two promissory notes issued by Chembio Diagnostic Systems, Inc.  One note was issued on August 1, 1999 in the original principal amount of $338,125, bearing interest at a rate of 11% per annum.  The other was issued on April 25, 2001 in the original principal amount of $795,937, bearing interest at a rate of 12% per annum.  On May 5, 2004, Mr. Siebert converted the entire outstanding principal amount of the 11% note and $561,875 principal amount of the 12% note into 30 shares of the Company’s Series A Preferred Stock, together with warrants to acquire 1,800,000 shares of common stock at $0.90 per share, pursuant to the Company’s private placement of its Series A Preferred Stock on May 5, 2004.  Pursuant to the terms of the original Series A Preferred Stock, the shares of Series A Preferred Stock held by Mr. Siebert were convertible into 1,547,100 shares of the Company’s common stock at $0.60 per share.  The remaining debt of $234,062 held by Mr. Siebert was exchanged on May 5, 2004 into 7.80208 shares of the Company’s Series A Preferred Stock, together with warrants to acquire 468,125 shares of common stock at $0.90 per share, pursuant to the terms of the Company’s private placement of its Series A Preferred Stock on May 5, 2004.  As of December 31, 2006, $65,287.39 of accrued interest on the debt was also due to Mr. Siebert, but was not accruing interest.  As of December 31, 2007, the accrued interest had been repaid.  Mr. Siebert also invested $50,000 in the Company’s Series B Preferred Stock private placement pursuant to which he received 1 share of Series B Preferred Stock, which was originally convertible into 81,967 shares of common stock at $0.61 per share, together with a warrant to purchase 77,868 shares of common stock at an exercise price of $0.61 per share.

Mr. Siebert invested $18,700 in Chembio Diagnostic Systems Inc. pursuant to a private placement of convertible notes on March 22, 2004.  Mr. Siebert converted the entire principal amount of the note that he received, together with accrued interest thereon, into .942 shares of the Company’s Series A Preferred Stock, together with warrants to acquire 56,520 shares of common stock at $0.90 per share, pursuant to the Company’s private placement of its Series A Preferred Stock on May 5, 2004.

Mr. Siebert prior to March 22, 2004 had either advanced funds to Chembio Diagnostic Systems, Inc. or paid vendors directly on Chembio Diagnostic Systems, Inc.’s behalf for a total of $182,181.  This amount was repaid in the fourth quarter of 2006.  In addition as of December 31, 2007, all of the accrued interest on the debt due to Mr. Siebert had been paid.

On February 15, 2008, the Compensation Committee approved the reduction of the exercise price to $0.48 per share of each employee stock option award issued under the 1999 Equity Incentive Plan for which the exercise price was greater than $0.48 per share.  As a result of this price reduction, the following number of employee stock options awarded to the Company’s officers and directors under the 1999 Equity Incentive Plan qualified for this price reduction: (i) Mr. Siebert: 170,000 options; (ii) Mr. Larkin: 87,500 options; (iii) Mr. Esfandiari: 532,500 options; (iv) Mr. Aromando: 100,000 options; (v) Mr. Ippolito: 15,000 options; (vi) Mr. Bruce: 90,000 options; (vii) Mr. Carus: 252,000 options; (viii) Dr. Meller: 252,000 options; and (ix) Ms. Davis: 180,000 options.

In addition, on February 15, 2008 the Compensation Committee granted to certain of the Company’s employees options to purchase the Company’s common stock under the 1999 Equity Incentive Plan.  Included in these employee option grants were the following option grants to officers: (i) Mr. Siebert received 75,000 options; (ii) Mr. Larkin received 75,000 options; (iii) Mr. Esfandiari received 60,000 options; (iv) Mr. Bruce received 50,000 options; (v) Mr. Ippolito received 50,000 options; and (vi) Mr. Aromando received 25,000 options.  The exercise price for each of these options is $0.22 per share, which was the closing market price for the Company’s common stock on February 15, 2008, which was the date of the grant.  The options vest on the date of the grant, and each option granted will expire and terminate, if not exercised sooner, upon the earlier to occur of (a) 30 days after termination of the employee’s employment with the Company or (b) the fifth anniversary of the date of grant.

Avi Pelossof, the Company’s Vice President of Sales and Marketing from May 5, 2004 to January 31, 2007, exercised 100,000 options in December 2006 at $0.60 per share, and another 50,000 options in January 2007 at $0.75 per share.

Robert Aromando, the Company’s Executive Vice President of Commercial Operations, was hired in May of 2007.  In June 2007 in connection with his joining the Company, he was granted options to purchase 100,000 shares of common stock at an exercise price of $0.62 per share.  These options will become exercisable one year from the date of grant.  As discussed above, on February 15, 2008, the exercise price for these options was reduced to $0.48.

Dr. Gary Meller, a non-employee director of the Company, currently serves as a limited partner and a member of the Advisory Board of Crestview Capital Master LLC, referred to herein as Crestview, which was the lead investor, investing $3 million, in our Series B Preferred Stock private placement in January 2005, and which subsequently invested an additional $1 million in our Series B Preferred Stock private placement in March 2006.  Crestview also invested $2 million in our Series C Preferred Stock private placement in September 2006.  Details of these transactions are set forth below. Crestview currently is the largest stockholder of the Company.

As referred to above, in January 2005, for a purchase price of $3 million, Crestview acquired 60 shares of our Series B Preferred Stock, together with warrants to purchase 4,672,130 shares of our common stock at a warrant exercise price of $0.61 per share.

In March 2006, for a purchase price of $1 million, Crestview acquired 20 shares of Series B Preferred Stock together with warrants to purchase 1,557,377 shares of common stock at a warrant exercise price of $0.61 per share.  These shares were issued in connection with the Company’s January 2005 private placement as described herein.  In September 2006, for a purchase price of $2 million, we issued 40 shares of Series C Preferred Stock to Crestview together with warrants to purchase 625,000 shares of common stock at an exercise price of $1.00 per share.

In January 2007, because of comments from the staff of the SEC concerning the Company’s registration statement No. 333-138266 (the “Prospectus”), Crestview agreed to reduce the number of its shares of common stock covered by the Prospectus to 2,000,000.  Crestview also agreed to waive any penalties that the Company would otherwise owe Crestview because of the failure to register all of Crestview’s shares in the Prospectus.  In consideration for this waiver, the Company agreed that, upon request by Crestview, the Company will file one or more registration statements with the SEC in order to register the resale of other shares beneficially owned by Crestview.  The cost of any such registration statements shall be borne by the Company.

In addition to Crestview’s $2,000,000 investment in the Company’s September 2006 private placement of Series C Preferred Stock, the Company also received an investment of $2,000,000 on that date from Inverness Medical Innovations, Inc. (“Inverness”).  At that time, a Certificate of Designation for the Series C Preferred Stock was filed with the Secretary of State of Nevada reflecting the agreed upon conversion price of $0.85 per share of common stock.  This private placement of Series C Preferred Stock was completed on October 5, 2006, and it raised an aggregate of $8,150,000 (including the $2,000,000 invested by each of Crestview and Inverness).  During the period between September 29, 2006 and October 5, 2006, we requested the assistance of Crestview and others in identifying prospective investors for us.  On October 3, 2006, a Crestview representative informed Mr. Siebert of a conversation he had earlier that day with a fund manager who indicated that his fund would be interested in investing a substantial amount in the offering, but only at a conversion price of no more than $0.80.

At a board of directors meeting on October 4, 2006, Mr. Siebert expressed his recommendation that the board approve lowering the conversion price to $0.80 in order to be able to obtain the additional funds.  The board discussed the $1,300,000 promissory note bridge financing which had been completed in June 2006, the noteholders who expected to convert their notes into Series C Preferred Stock, and the restrictions on future equity sales by the Company in the bridge financing purchase agreement that necessitated finalizing promptly the Series C Preferred Stock offering.  After discussion to approve the funding, the motion was approved unanimously, with the exception of Gerald Eppner, who abstained.  Mr. Eppner stated that he understood the benefits of the economics of the transaction and the Company’s need to proceed so quickly, but that he did not wish to vote in favor.

At a board meeting held on October 11, 2006, the board members discussed the Series C Preferred Stock private placement.  Mr. Eppner indicated that in his view it would be desirable to review the sequence of events in this transaction to assure proper guidelines for corporate governance and to determine if disclosure or other issues needed to be considered.  At a board meeting held on October 26, 2006, it was discussed that a subcommittee of the audit committee, whose members would be Mr. Eppner and Alan Carus, would review certain issues related to the Series C Preferred Stock private placement.

The first meeting of the audit committee to review the Series C Preferred Stock offering was held on October 27, 2006.  The audit committee decided it would review the role of Crestview in the Series C Preferred Stock offering, Crestview’s status as a possible control person, the role of Dr. Gary Meller in the offering and his relationship with Crestview, and whether the audit committee should recommend new corporate governance procedures to be implemented or any action to be taken by the Board.  The audit committee utilized legal counsel to assist in its review.  The audit committee held seven meetings during the period from October 27, 2006 to January 10, 2007.  Messrs. Carus and Eppner attended all of the meetings.  Mr. Carus concluded that:  (i) he was satisfied with the review, and (ii) although with fewer time constraints, there could have been more deliberation regarding the change in the conversion price, he believed there was no inappropriate conduct, that the Company had not suffered any damage and that the matter should be closed.  Mr. Eppner stated his concerns that:  (i)  Crestview is an affiliate of the Company, (ii) there was no participation by the Company in the reduction in the conversion price from $0.85 to $0.80, (iii) although he agreed with Mr. Carus that the $0.80 price may have been acceptable to the Company, it was not as good as a higher price, (iv) Mr. Siebert should not have allowed this to happen, and that because he did, it was evidence of control by Crestview, and (v) disclosure of the review of the audit committee should be made in a registration statement that was to be filed shortly thereafter.

On January 30, 2007, Gerald Eppner resigned from his position as a director of the Company, effective immediately.  At the time of his resignation, as additional consideration of his time and efforts as a member of the board of directors, the Company granted Mr. Eppner $20,000, and caused his outstanding unvested stock options to become vested immediately.  In his resignation letter, Mr. Eppner stated that he did not resign due to any disagreement with the Company, or because of any matter relating to the Company's operations, policies or practices.

On December 19, 2007 (the “Closing Date”), amendments to the governing documents for the Company’s Series A, Series B and Series C Convertible Preferred Stock (collectively, the “Preferred Stock”) and for certain warrants and options (collectively, the “Non-Employee Warrants”), not including options or warrants issued to employees or directors in their capacity as such (these actions collectively, the “Plan”), were approved by the Company and the requisite percentages of the holders of the Preferred Stock and of the Non-Employee Warrants.  Subsequent to these amendments, all shares of Preferred Stock were converted to common stock and certain of the Non-Employee Warrants were exercised, including the following:  (i) Mr. Siebert’s 38.74442 shares of Series A Preferred Stock were converted into 2,421,526 shares of common stock at $0.48 per share, his 1.08545 shares of Series B Preferred Stock were converted into 113,067 shares of common stock at $0.48 per share, and Mr. Siebert purchased 337,500 shares of common stock through the exercise of warrants at an exercise price of $0.40 per share, for a total of $135,000 in cash; and (ii) Crestview’s 82.32274 shares of Series B Preferred Stock were converted into 10,290,342 shares of the Company’s common stock at $.40 per share, Crestview’s 40 shares of Series C Preferred Stock were converted into 4,166,666 shares of common stock at $.48 per share, Crestview exercised a portion of its Series B Warrants to purchase a total of 60,451 shares of common stock for an aggregate purchase price of $24,180.40, and Crestview exercised all of its Series C Warrants to purchase a total of 625,000 shares of common stock for an aggregate purchase price of $250,000.

Director Independence

Our common stock trades on the OTC Bulletin Board.  As a result, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent.

We also are not currently subject to corporate governance standards defining the independence of our directors.  We have chosen to define an “independent” director in accordance with the NASDAQ Global Market's requirements for independent directors (NASDAQ Marketplace Rule 4200).  Under this definition, we have determined that Katherine L. Davis, Al Carus and James D. Merselis currently qualify as independent directors.  We do not list the “independent” definition we use on our Internet website.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and beneficial owners of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  The Company believes that during the year ended December 31, 2007, each person who was an officer, director or beneficial owner of more than 10% of the Company’s common stock complied with all Section 16(a) filing requirements, except for the following: (i) Form 4 for Lawrence A. Siebert, due on November 15, 2007, filed on November 19, 2007; and (ii) Form 4 for Richard Larkin, due on November 15, 2007, filed on November 19, 2007.

Board of Directors and Committees

The Board of Directors held eight meetings during the fiscal year ended December 31, 2007 and each director participated in at least 75% of those meetings and meetings of the committees on which he/she served.  Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of stockholders, the Company encourages each director to attend.  All of our directors attended last year’s Annual Meeting.

The Company’s Audit Committee met four times in 2007.  The Audit Committee currently consists of Alan Carus, Katherine L. Davis and Dr. Gary Meller.  The Board of Directors has determined that Mr. Carus is an “audit committee financial expert,” as defined under the rules of the SEC, and is independent.  Each of the members of the Audit Committee is “independent,” as that term is defined in Rule 4200(a)(15) of the Nasdaq Stock Market.  This committee oversees, reviews, acts on and reports to our Board of Directors on various auditing and accounting matters including:  the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, and the performance of our independent accountants.  A copy of the committee’s charter is available on the Company’s website at www.chembio.com.

The Company’s Compensation Committee met four times in 2007.  The Compensation Committee currently consists  of Alan Carus, Katherine L. Davis and Dr. Gary Meller.  Each of the committee’s members is “independent,” as that term is defined in Rule 4200(a)(15) of the Nasdaq Stock Market.  The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and employees.  The Compensation Committee also administers our incentive compensation plan.  The Compensation Committee’s charter is available on the Company’s website at www.chembio.com.  The Compensation Committee does not currently delegate its authority to any other party, and does not currently engage any compensation consultants to determine the amount or form of executive and director compensation.  Executive officers do not play a role in the determination or recommendation of the form or amount of any executive compensation paid.

The Company’s Nominating and Corporate Governance committee met once in 2007.  The Nominating Committee currently consists  of Alan Carus, Katherine L. Davis and Dr. Gary Meller.  Each of the committee’s members is “independent,” as that term is defined in Rule 4200(a)(15) of the Nasdaq Stock Market.  The committee (i) identifies individuals qualified to become members of the Board of Directors, (ii) recommends director candidates to the Company’s Board of Directors, (iii) develops, updates as necessary, and recommends to the Company’s Board of Directors corporate governance principles and policies, and (iv) monitors compliance with such principles and policies.  The committee’s charter is available on the Company’s website at www.chembio.com.  All the nominees for director included in this proxy statement were recommended by the Nominating Committee, which is comprised entirely of non-management directors.

To be considered for nomination by the Board at the next annual meeting of stockholders, the nominations must be made by stockholders of record entitled to vote.  Stockholder nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Company at the Company’s principal business address, not less than 60 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected.  Each notice of nomination of directors by a stockholder shall set forth the nominee’s name, age, business address, if known, residence address of each nominee proposed in that notice, the principal occupation or employment of each nominee for the five years preceding the date of the notice, the number of shares of the Company’s common stock beneficially owned by each nominee and any arrangement, affiliation, association, agreement or other relationship of the nominee with any Company stockholder.

Stockholders wishing to send communications to the Board may contact Lawrence Siebert, our CEO, President and Chairman, at the Company’s principal executive office address.  All such communications shall be shared with the members of the Board, or if applicable, a specified committee or director.

Audit Committee Report

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either of such Acts.

The Audit Committee oversees the Company’s financial reporting process.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 and the unaudited financial statements included in the Quarterly Reports on Form 10-QSB for the first three quarters of the fiscal year ended December 31, 2007.

The committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditors’ judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the auditors with the committee under Statement on Auditing Standard No. 61, as amended.  In addition, the committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1.  The committee considered whether the auditors’ providing services on behalf of the Company other than audit services is compatible with maintaining the auditors’ independence.

The committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits.  The committee will meet with the independent auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the committee approved inclusion of the audited financial statements in the Annual Report on Form 10-KSB for the year ended December 31, 2007 for filing with the SEC.

The Audit Committee

Alan Carus
Katherine Davis
Dr. Gary Meller

March 12, 2008

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by the Company in each of the last two completed fiscal years for our principal executive officer, our two most highly compensated executive officers other than our principal executive officer whose annual compensation exceeded $100,000, and two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2007.

Name / Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Lawrence A. Siebert	2007	$249,135	$26,000	$-	$-	$9,314	$284,449
CEO	2006	207,115	20,000	21,017	-	7,200	255,332

Richard J. Larkin	2007	$153,654	$15,000	$-	$-	$1,304	$169,958
CFO	2006	140,385	15,000	27,300	-	-	182,685

Javan Esfandiari	2007	$180,192	$21,000	$99,993	$89,850	$5,510	$396,545
SVP-R&D	2006	150,385	12,000	41,390	-	4,800	208,575

Tom Ippolito	2007	$155,481	$12,000	$-	$-	$381	$167,862
VP-Regulatory	2006	140,385	9,000	7,754	-	-	157,139

Richard Bruce	2007	$143,654	$12,000	$-	$-	$990	$156,644
VP-Operations	2006	127,981	9,000	24,516	-	-	161,497

1 Salary is total base salary.
2 Any bonus earned was paid on a discretionary basis.
3 The estimated fair value of any option or common stock granted was determined at the date of grant by using the Black-Scholes option pricing model.
4 Mr. Siebert also serves as a director on the Company’s board of directors.  Mr. Siebert does not receive any compensation for this director role.
5 Other compensation includes an employer match to 401(K) contributions and a car allowances where applicable.

Employment Agreements

Mr. Siebert.  On June 15, 2006, Mr. Siebert and the Company entered into an employment agreement, effective May 10, 2006, which terminates on May 10, 2008.  Pursuant to the employment agreement, Mr. Siebert serves as the President and Chief Executive Officer of the Company and is entitled to receive a base compensation of $240,000 per year, subject to review by the board of directors of the Company at the end of the first twelve months.  Mr. Siebert also shall be eligible for a bonus of up to 50% of his salary, consisting of (i) a bonus of up to 25% of his salary that is at the complete discretion and determination of the board of directors, and (ii) a bonus of up to an additional 25% of his salary that will be determined based upon revenue and earnings performance criteria established each year by the board of directors.  Mr. Siebert is eligible to participate in any profit sharing, stock option, retirement plan, medical and/or hospitalization plan, and/or other benefit plans except for disability and life insurance that the Company may from time to time place in effect for the Company’s executives during the term of Mr. Siebert’s employment agreement.  If Mr. Siebert’s employment agreement is terminated by the Company without cause, or if Mr. Siebert terminates his employment agreement for a reasonable basis, including within 12 months of a change in control, the Company is required to pay as severance Mr. Siebert’s salary for six months.  Mr. Siebert has agreed for a period of two years after the termination of his employment with the Company not to induce customers, agents, or other sources of distribution of the Company’s business under contract or doing business with the Company to terminate, reduce, alter, or divert business with or from the Company.

Mr. Esfandiari.  On April 23, 2007, Mr. Esfandiari and the Company entered into an employment agreement (the "Employment Agreement"), effective March 5, 2007, for Mr. Esfandiari to continue as the Company's Senior Vice President of Research and Development for an additional term of three years.  Mr. Esfandiari's salary under the Employment Agreement is $185,000 for the first year, $210,000 for the second year, and $235,000 for the final year.  Mr. Esfandiari is eligible for a cash bonus of up to 50% of his base salary for each respective year, consisting of (i) a cash bonus of up to 37.5% of his calendar year base salary based on the performance of the Company's Dual Path Platform Technology, which is directly related to certain annual revenue targets budgeted by management of the Company, and (ii) a cash bonus of up to 12.5% of his calendar year base salary that is at the complete discretion and determination of the board of directors.  The Company also granted Mr. Esfandiari a stock grant of 200,000 shares of the Company's common stock. 100,000 shares vested immediately, 50,000 shares vested on the first anniversary date of the effective date of the Employment Agreement, and 50,000 shares will vest on the second anniversary of the effective date of the Employment Agreement.  In addition, Mr. Esfandiari is eligible to receive up to 50,000 shares of the Company's common stock for each of 2007 and 2008 based upon the performance of the Company's Dual Path Platform Technology, which is directly related to certain annual revenue targets budgeted by management of the Company.  Pursuant to the Company's 1999 Equity Incentive Plan and Stock Option Agreement, the Company also granted Mr. Esfandiari incentive stock options to purchase 300,000 shares of the Company's common stock.  The price per share of these options is equal to the fair market value of the Company's common stock on April 23, 2007, which is the date on which the Agreement was entered into. 100,000 shares of the stock options vested immediately, 100,000 shares of the stock options vested on the  first anniversary of the effective date of the Employment Agreement, and 100,000 shares of the stock options will vest on the second anniversary of the effective date of the Employment Agreement.  Mr. Esfandiari is eligible to participate in any profit sharing, stock option, retirement plan, medical and/or hospitalization plan, and/or other benefit plans except for disability and life insurance that the Company may from time to time place in effect for the Company’s executives during the term of Mr. Esfandiari’s employment agreement.  If Mr. Esfandiari’s employment agreement is terminated by the Company without cause, or if Mr. Esfandiari terminates his employment agreement for a reasonable basis, including within 12 months of a change in control, the Company is required to pay as severance Mr. Esfandiari’s salary for twelve months.

None of the other officers of the Company has an employment contract with the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007
Name	Number of Securities Underlying Unexcercised Options Excerciseable (#)	Number of Securities Underlying Unexcercised Options Unexcersable (#)	Option Exercise Price ($) (5)	Option Expiration Date	Option Vesting Date	Foot- note
Lawrence A. Siebert	10,000		0.75	12/31/2008	4/17/2006	2
	10,000		0.75	5/4/2011	4/17/2006	2
	50,000		0.75	5/28/2011	4/17/2006	2, 3
	50,000		0.75	5/28/2011	1/1/2007	2, 3
	50,000		0.75	5/4/2011	5/5/2004	4
Richard J. Larkin	25,000		0.75	5/17/2010	4/17/2006	2
	25,000		0.75	5/17/2010	1/1/2007	2
	18,750		0.62	3/24/2011	3/24/2006	1
	18,750		0.62	3/24/2011	1/1/2007	1
	50,000		0.45	9/15/2010	5/5/2004	4
Javan Esfandiari	30,000		0.75	3/31/2008	4/17/2006	2
	5,000		0.75	12/31/2008	4/17/2006	2
	25,000		0.75	5/17/2010	4/17/2006	2
	25,000		0.75	5/17/2010	1/1/2007	2
	18,750		0.62	3/24/2011	3/24/2006	1
	18,750		0.62	3/24/2011	1/1/2007	1
	5,000		0.75	5/4/2011	4/17/2006	2
	25,000		0.75	5/28/2011	4/17/2006	2
	25,000		0.75	5/28/2011	4/17/2006	2
	25,000		0.75	5/28/2011	5/28/2007	2
	30,000		0.75	5/4/2011	5/5/2004	4
	100,000		0.599	4/23/2012	4/23/2007	2, 3
	100,000		0.599	4/23/2012	3/5/2008	2, 3
		100,000	0.599	4/23/2012	3/5/2009	2, 3
Tom Ippolito	15,000		0.62	3/24/2011	3/24/2006	1
Richard Bruce	5,000		0.75	12/31/2008	4/17/2006	2
	12,500		0.75	5/17/2010	4/17/2006	2
	12,500		0.75	5/17/2010	1/1/2007	2
	12,500		0.62	3/24/2011	3/24/2006	1
	12,500		0.62	3/24/2011	1/1/2007	1
	5,000		0.75	5/4/2011	4/17/2006	2
	10,000		0.75	5/4/2011	5/5/2004	4
	20,000		0.588	5/4/2011	5/5/2004	4
1 All options issued with a $.62 exercise price were issued during 2006 as part of the Company’s 1999 Option Plan.  Pursuant to this plan, the Company granted 244,000 options to all employees.
2  All options issued with a $.75 exercise price and an April 17, 2006 vesting date were issued on April 17, 2006 as part of the Company’s 1999 Option Plan.  Pursuant to this plan, the Company granted 244,000 options to all employees.  On April 17, 2006, the Company’s Compensation Committee approved the cancellation of each employee stock option award issued under the 1999 Equity Incentive Plan where the exercise price was greater than $0.75 per share of the Company’s common stock, and the issuance of a new stock option award under the 1999 Equity Incentive Plan, for the same number of shares of the Company’s common stock, with an exercise price of $0.75 per share of the Company’s common stock for each cancelled stock option award.  The market price of the common stock of the Company on April 17, 2006 was $0.72 per share.  In total, stock option awards to acquire 795,000 shares of Company common stock were cancelled, and stock option awards to acquire 795,000 shares of Company common stock were issued.  Other than the change in the exercise price, all of the terms and conditions in each newly issued stock option award are identical to the cancelled stock option award it replaces, with the following exceptions: (i) Lawrence A. Siebert’s stock option award for 50,000 shares of the Company’s common stock, exercisable on May 28, 2006 and terminating on May 28, 2011, was replaced with a stock option award for 50,000 shares of the Company’s common stock, exercisable on January 1, 2007 and terminating on May 28, 2011;(ii) Avi Pelossof’s stock option awards for 72,500 shares of the Company’s common stock, exercisable on May 28, 2005 and on May 28, 2006 and both terminating on May 28, 2011, was replaced with a stock option award for 72,500 shares of the Company’s common stock, exercisable on January 1, 2007 and terminating on May 28, 2011.
3  Options issued in connection with an employment contract.
4  All other options shown were issued prior to 2006 as part of the Company's 1999 Option Plan.
5  On February 15, 2008, the Company’s Compensation Committee approved the reduction of the exercise price to $0.48 per share of each employee stock option award issued under the 1999 Equity Incentive Plan for which the exercise price was greater than $0.48 per share, including all options listed in this table.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($) [1]	Option Awards ($) [2]	Total ($)
Alan Carus	$30,500	$38,148	$68,648
Gary Meller	26,750	42,090	68,840
Katherine L. Davis	23,000	33,008	56,008
Gerald Eppner[3]	21,500	4,782	26,282

1 Fees earned or paid in cash represents a yearly fee and fees for meeting expenses: (a) Mr. Carus received an $18,000 annual fee as a member of the board of directors, a $2,500 annual fee as audit committee chairman and $10,000 in meeting fees paid during 2007; (b) Mr. Eppner received a $20,000  fee as a member of the board of directors, and $1,500 in meeting fees paid during 2007; (c) Dr. Meller received an $18,000 annual fee as a member of the board of directors, and $8,750 in meeting fees; (d) Ms. Davis received an $18,000 annual fee as a member of the board of directors, and $5,000 in meeting fees.

2 Each outside member of the board of directors is granted the right to purchase 180,000 shares of the Company’s common stock with an exercise price equal to the market price on the date of the grant as part of their annual compensation.  One-fifth of these options are exercisable on the date of grant, one-fifth become exercisable on the first anniversary of the date of grant, and additional one-fifths become exercisable on the second through fourth anniversary of the date of grant.  The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model.

3 Mr. Eppner resigned from our Board of Directors on January 30, 2007.

Director Compensation

All non-employee directors are paid an $18,000 annual retainer, semi-annually, and once every five years stock options to acquire 180,000 shares of the Company's common stock, with an exercise price equal to the market price on the date of the grant.  Stock options to acquire 36,000 shares become exercisable on the date of grant, and options to acquire an additional 36,000 shares become exercisable on the date of each of the four succeeding annual meetings of stockholders if and to the extent that the non-employee director is reelected as a director at each such annual meeting.  If a person becomes a member of the Board at a time other than at an annual meeting, then that person is granted options to purchase that number of shares of common stock that is the same percentage of 36,000 that the number of days remaining until the one-year anniversary of the most recent annual meeting of stockholders is of 365.  The audit committee chairman is paid an annual retainer of $2,500, paid semi-annually.  In addition, the non-employee directors are paid $1,000 in cash for each board of directors' meeting attended, and paid $500 in cash for each telephonic board of directors meeting.  The non-employee directors who are members of a committee of the board of directors are paid $500 in cash for each committee meeting attended, or $750 in cash for each committee meeting attended if that non-employee director is the committee chairman.

ITEM 2.  PROPOSAL TO RATIFY THE SELECTION OF LAZAR, LEVINE & FELIX LLP

AS CERTIFIED INDEPENDENT ACCOUNTANTS

The Audit Committee of the Company's Board of Directors has appointed Lazar Levine & Felix LLP ("Lazar") of New York, New York to serve as the Company's certified independent accountants to audit the Company's financial statements for the fiscal year ending December 31, 2008.  On June 1, 2004, the Company's Board of Directors initially engaged Lazar to serve as the Company's certified independent accountants to audit the Company's financial statements for the fiscal year ended December 31, 2004.  Lazar was originally the audit firm for Chembio Diagnostic Systems, Inc. before Chembio Diagnostic Systems, Inc. became our wholly-owned subsidiary in May 2004.

It is expected that one or more representatives of Lazar will be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

Audit Fees

For the years ended December 31, 2007 and December 31, 2006, Lazar billed the Company $85,000 and $72,000, respectively, for fees for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-QSB and 10-KSB.

Audit-Related Fees

For the years ended December 31, 2007 and December 31, 2006, Lazar did not provide the Company with any assurance or related services reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported above under “Audit Fees.”

Tax Fees

For the years ended December 31, 2007 and December 31, 2006, Lazar billed the Company $10,000 and $3,130, respectively, for professional services for tax compliance, tax advice and tax planning.

All Other Fees

For the years ended December 31, 2007 and December 31, 2006, Lazar billed the Company $42,500 and $30,200, respectively, for fees associated with the preparation and filing of the Company’s registration statements, responses to SEC comment letters and other related matters.

Audit Committee Pre-Approval Policies

The Audit Committee (and prior to the adoption of the Audit Committee, the Board of Directors) approves in advance all audit and non-audit services performed by Lazar, Levine & Felix LLP.  There are no other specific policies or procedures relating to the pre-approval of services performed by Lazar, Levine & Felix LLP.

Required Vote; Board Recommendation

An affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy is necessary to ratify the selection of auditors.  There is no legal requirement for submitting this proposal to the stockholders; however, the Board of Directors believes that it is of sufficient importance to seek ratification.  Whether the proposal is approved or defeated, the Board may reconsider its selection of Lazar.

The Board of Directors unanimously recommends that the stockholders vote FOR ratifying the selection of the certified public accounting firm of Lazar Levine & Felix LLP to serve as the Company’s certified independent accountants for the fiscal year ending December 31, 2008 or until the Board of Directors, in its discretion, replaces them.

ITEM 3.  2008 STOCK INCENTIVE PLAN

Background

The Company currently offers stock options and awards of restricted stock to its employees and other key persons (including directors) through its 1999 Equity Incentive Plan (the “1999 Plan”).  In 2005, Company stockholders approved an amendment to the 1999 Plan to increase the number of shares of Common Stock issuable under the 1999 Plan from 1,500,000 to 3,000,000.  This increase permitted the Company to continue its program of providing incentives to employees.

The terms of the 1999 Plan provide that the 1999 Plan is set to terminate on November 9, 2009, except as to options or stock awards previously granted and outstanding under the 1999 Plan at that date.  After this date, no options or stock awards may be granted under the 1999 Plan.  In addition, there are currently only 109,500 shares available for issuance upon exercise of options granted pursuant to the 1999 Plan.  In order to allow the Company to grant more options to purchase the Company’s Common Stock and/or awards of restricted stock to key employees and other key individuals, the Company is asking the stockholders to approve a new 2008 Stock Incentive Plan (the “2008 Plan” or the “Plan”) that has been approved by our Board of Directors.  A description of the 2008 Plan is set forth below.

Purpose of Adopting the 2008 Plan

The 2008 Plan is designed to align the interests of employees, directors and other persons selected to receive awards with those of stockholders by rewarding long-term decision-making and actions for the betterment of the Company.  We believe that equity-based compensation assists in the attraction and retention of qualified employees, and provides them with additional incentive to devote their best efforts to pursue and sustain the Company’s superior long-term performance, enhancing the value of the Company for the benefit of its stockholders.  The Company intends that the 2008 Plan will have a total of 5,000,000 shares available for issuance upon the exercise of options, the grant of restricted stock and the grant of restricted stock units.

We believe that our future success and our ability to remain competitive are dependent on our continuing to recruit, retain and motivate highly skilled personnel.  The proposed 2008 Plan will permit us to grant officers, employees and other persons who provide services to the Company, including directors (collectively, “Eligible Persons”), options, restricted stock or restricted stock units (collectively, the “Awards”).  In addition to having the ability to grant options to Eligible Persons, the Company’s Board of Directors believes that the 2008 Plan should provide the flexibility for the Board or the compensation committee (the “Compensation Committee”), if it so determines, to award direct grants of shares of the Company’s common stock.  We believe that if any such stock grants were made, they would continue to align stockholder and employee interests, and would complement our ability to grant stock options under the 2008 Plan.  As a result, the 2008 Plan, as proposed, would permit the grant of shares of the Company’s Common Stock as well as the grant of stock options.

The 2008 Stock Incentive Plan, Generally

The following paragraphs provide a summary of the principal features of the 2008 Plan, as proposed, and its operation.  This summary is qualified in its entirety by reference to the applicable provisions of the 2008 Plan, as proposed, a copy of which is included herein as Attachment A.

The Compensation Committee shall have the discretion to select the persons to whom Awards are to be granted.  The Compensation Committee shall determine (a) the number of options, restricted stock or restricted stock units to be granted; (b) the time at which each Award is to be granted; (c) the extent to which the transferability of shares of common stock issued or transferred pursuant to any Award is restricted; (d) the fair market value of the common stock; (e) whether to accelerate the time of exercisability of any Award that has been granted; (f) the period or periods and extent of exercisability of the options; and (g) the manner in which an option becomes exercisable.  In addition, the Compensation Committee shall fix such other terms of each Award as the Compensation Committee deems necessary or desirable.  There currently are approximately 109 employees eligible to receive incentive options under the 2008 Plan, and an unspecified number of additional persons eligible to receive non-qualified options.

Incentive Stock Options

The 2008 Plan provides that the exercise price of incentive stock options granted cannot be less than 100% percent of the fair market value of the underlying common stock on the date the incentive stock options are granted.  No incentive stock option may be granted to an employee who, at the time the incentive stock option would be granted, owns more than ten percent of the outstanding stock of the Company unless the exercise price of the incentive stock option granted to the employee is at least 110 percent of the fair market value of the common stock subject to the incentive stock option.  In addition, the aggregate fair market value (determined as of the date an option is granted) of the common stock underlying the options granted to a single employee that become exercisable in any single calendar year may not exceed the maximum amount permitted by the Internal Revenue Code for incentive stock options.  This amount currently is $100,000.

Restricted Stock

Restricted stock grants are grants of shares of the Company’s common stock that may be fully vested or may vest in accordance with terms and conditions established by the Compensation Committee.  Unvested shares are subject to forfeiture, and the number of shares of common stock subject to a restricted stock grant will be determined by the Compensation Committee.  As a condition to the grant of restricted stock, the Compensation Committee may require or permit a grantee to elect that any cash dividends paid on a share of restricted stock be automatically reinvested in additional shares of restricted stock, or applied to the purchase of additional Awards under the Plan.  Unless otherwise determined by the Compensation Committee, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which the distributed stock or other property has been distributed.

Restricted Stock Units

The 2008 Plan will permit the grant of restricted stock units, which are rights to receive common stock at the end of a specified deferral period.  The settlement of restricted stock units shall occur upon expiration of the deferral period specified by the Compensation Committee, and the restricted stock units shall be subject to such restrictions (which may include a risk of forfeiture) as the Compensation Committee may impose.  The Company will be permitted to satisfy a restricted stock unit by delivering cash or common stock in the amount equal to the fair market value for the specified number of shares of common stock covered by the restricted stock unit, or a combination thereof, as determined by the Compensation Committee.  Unless otherwise determined by the Compensation Committee at date of grant, dividends on the common stock covered by a restricted stock unit will be either (a) paid in cash or in shares of unrestricted common stock, or (b) deferred with respect to such restricted stock unit and the amount or value thereof automatically deemed reinvested in additional Awards, as determined by the Compensation Committee.

Transferability

Options and restricted stock grants granted pursuant to the Plan are not transferable during the optionee’s lifetime.  Subject to the other terms of the Plan, the Compensation Committee has discretion to provide vesting requirements and specific expiration provisions with respect to the incentive options and non-qualified options granted.

Registration Rights

Although the Company may in the future file a registration statement to register the issuance and/or the sale by the grantees of restricted common stock awarded under the 2008 Plan, as well as the issuance of the options and the issuance and/or the sale by the option holder of shares of common stock underlying options issued pursuant to the 2008 Plan, the Company currently plans to use the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder due to the limited number, and of the relationship to the Company, of the persons currently anticipated to participate in the 2008 Plan.  Both the common stock awarded and the common stock acquired through the exercise of the options may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

Change in Control and Adjustments

In the event of a change in control of the Company, the Compensation Committee may accelerate the time period relating to the exercise of any Award.  In addition, the Compensation Committee may take other action, including but not limited to (i) providing for the purchase of any Award for an amount of cash or other property that could have been received upon the exercise of such Award had the Award been currently exercisable; (ii) adjusting the terms of the Award in a manner determined by the Compensation Committee to reflect the change in control; or (iii) causing an Award to be assumed, or new rights substituted therefor, by another entity with appropriate adjustments to be made regarding the number and kind of shares and exercise prices of any Award.

In the event a change (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, reclassification, split-up, combination of shares or otherwise) is made in the Company’s capitalization which results in an exchange or other adjustment of each share of common stock for or into a greater or lesser number of shares, then an appropriate adjustment shall be made to the aggregate number and kind of shares subject to the 2008 Plan, and to the number and kind of shares and the price per share of any outstanding Awards as necessary to preserve, as nearly as practical, but not to increase, the benefits to 2008 Plan participants.

Amendments

The Board of Directors may at any time terminate the 2008 Plan or make such amendments or modifications to the Plan that the Board of Directors deems advisable, except that (i) no amendment or alteration shall be made that will impair previously outstanding Awards, and (ii) no amendment shall be made to the Plan without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

Tax Matters

The incentive options issuable under the Plan are structured to qualify for favorable tax treatment provided for “incentive stock options” by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  All references to the tax treatment of the incentive options are under the Code as currently in effect.  Pursuant to Section 422 of the Code, optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an incentive option.  In addition, provided that the stock underlying the incentive option is not sold less than two years after the grant of the incentive option and is not sold less than one year after the exercise of the option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss.  An optionee also may be subject to the alternative minimum tax upon the exercise of incentive options.  The Company will not be entitled to receive any income tax deductions with respect to the granting or exercise of incentive options or the sale of the common stock underlying the incentive options.

Non-qualified options issued under the Plan will not qualify for the special tax benefits given to incentive options under Section 422 of the Code.  An optionee does not recognize any taxable income at the time it is granted a non-qualified option or non-qualified non-discretionary option.  However, upon exercise of these options, the optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price.  The ordinary income recognized by the optionee will be treated as wages and will be subject to income tax withholding by the Company.  Upon an optionee’s exercise of a non-qualified option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the optionee provided that the Company effects withholding with respect to the deemed compensation.  Upon an optionee’s sale of shares acquired pursuant to the exercise of a non-qualified option, any difference between the sale price and the fair market value of the shares on the date when the option was exercised will be treated as long-term or short-term capital gain or loss.

If a grant of common stock is subject to vesting, then unless the participant elects to be taxed at the time of receipt of the award, the participant will not have taxable income upon the receipt of the award, but will recognize ordinary income equal to the fair market value of the shares of common stock at the time of vesting.  Any gain or loss recognized upon any later disposition of the shares of common stock generally will be a capital gain or loss.

The market price of the Company’s common stock as of March 28, 2008 was $0.135 per share.

The Company has not granted, or made a determination or other commitment to grant, any Award pursuant to the 2008 Plan.  Awards granted to employees are determined on a discretionary basis and therefore the number of Awards to be granted is not determinable in advance.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2007 with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Equity Compensation Plan Information as of December 31, 2007
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,201,500	$0.64	433,500
Equity compensation plans not approved by security holders	--	--	--
Total	2,201,500	$0.64	433,500

An affirmative vote of the majority of shares represented at the meeting is necessary to adopt the 2008 Stock Incentive Plan.

The Board Of Directors unanimously recommends that the shareholders vote FOR the adoption of the 2008 Stock Incentive Plan.

RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS;

DISCRETIONARY AUTHORITY TO VOTE PROXIES

Under Rule 14a-8(e) of the Securities Exchange Act of 1934, in order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2008 fiscal year, proposals by individual stockholders must be received by us no later than December 23, 2008.

In addition, under Rule 14a-4(c)(1) of the Securities Exchange Act, the proxy solicited by the Board of Directors for the next annual meeting of stockholders following the end of our 2008 fiscal year will confer discretionary authority on any stockholder proposal presented at that meeting unless we are provided with notice of that proposal no later than March 8, 2009.

OTHER BUSINESS

The Board of Directors is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting.  Nevertheless, if other matters should properly come before the Annual Meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

* * * * *

This Notice and Proxy statement are sent by order of the Board of Directors.

Dated:  March 31, 2008                                                             /s/ Lawrence A. Siebert
Lawrence A. Siebert
                                                                                                      Chairman of the Board

* * * * *

PROXY
PROXY

CHEMBIO DIAGNOSTICS, INC.
For the Annual Meeting of Stockholders on June 3, 2008
Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Lawrence A. Siebert, Richard Larkin, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Chembio Diagnostics, Inc. (the “Corporation”) to be held at 10:00 a.m. (local time) on June 3, 2008, at the Radisson Hotel, 1730 North Ocean Avenue, Holtsville, New York 11742, or any adjournments thereof, on the following matters:

                    [X] Please mark votes as in this example.

1.   To elect the following five directors:

Nominees: Alan Carus, Katherine L. Davis, Dr. Gary Meller, James D. Merselis and Lawrence A. Siebert.

FOR ALL NOMINEES [ ]

WITHHELD AUTHORITY FOR ALL NOMINEES [ ]

     FOR ALL NOMINEES EXCEPT AS NOTED ABOVE [ ]

2.  To ratify the selection of Lazar, Levine & Felix, LLP as the Corporation’s certified independent accountants.

[ ] FOR                   [ ] AGAINST                                                                     [ ] ABSTAIN

3.	To vote upon and approve the proposal to adopt the 2008 Stock Incentive Plan.

[ ] FOR                   [ ] AGAINST                                                                     [ ] ABSTAIN

4. In their discretion, to vote upon an adjournment or postponement of the meeting.

[ ] YES                   [ ] NO                                                                                  [ ] ABSTAIN

5. In their discretion, to vote upon such other business as may properly come before the meeting.

[ ] YES                   [ ] NO                                                                                  [ ] ABSTAIN

(Continued and to be signed on the reverse side)

PC - 1

Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2, 3, 4 and 5.  This proxy is solicited on behalf of the Board of Directors of Chembio Diagnostics, Inc.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW           [ ]

Number of voting shares:

Dated:              ____________________________________

Signature:        ____________________________________

Signature:        ____________________________________

Signature if held jointly

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed.  When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well.  If stock is held jointly, each join owner should sign.)

PC - 2

ATTACHMENT A:

CHEMBIO DIAGNOSTICS, INC.

2008 STOCK INCENTIVE PLAN

This 2008 Stock Incentive Plan (the “Plan”) is adopted in consideration for services rendered and to be rendered to Chembio Diagnostics, Inc.

1.           Definitions.

The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:

Agreement:  The written agreement (and any amendment or supplement thereto) between the Company and an Eligible Person designating the terms and conditions of an Award.

Award:  Any Option, Restricted Stock or Restricted Stock Unit, together with any other right or interest granted to a Participant pursuant to this Plan.

Board:  The Board of Directors of Chembio Diagnostics, Inc.

Change in Control:  (a) The acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of the beneficial ownership of more than fifty percent of the outstanding securities of the Company; (b) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (c) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (d) a complete liquidation or dissolution of the Company; or (e) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

Code:  The Internal Revenue Code of 1986, as amended, from time to time, including regulations thereunder and successor provisions and regulations thereto.

Common Stock:  The common stock, $0.01 par value, of Chembio Diagnostics, Inc.

Company: Chembio Diagnostics, Inc. , a corporation incorporated under the laws of Nevada, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.

Compensation Committee:  The Plan shall be administered by the Compensation Committee, which shall consist of the Board or a committee of the Board as the Board may from time to time designate.

Continuous Status:  The employment by, or relationship with, the Company or any Related Company is not interrupted or terminated.  The Board, at its sole discretion, may determine whether Continuous Status shall be considered interrupted due to personal or other mitigating circumstances, including leaves of absence.

Date of Grant:  The date on which an Option is granted under the Plan.

Eligible Person:  Officers and Employees and other persons who provide services to the Company or any Related Company, including directors of the Company or any Related Company.

Employee:  An Employee is an employee of the Company or any Related Company.

Exchange Act:  The Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

Exercise Price:  The price per share of Common Stock payable upon exercise of an Option.

Fair Market Value:  Fair Market Value of a share of Common Stock shall be the closing price of a share on the date of calculation (or on the last preceding trading day if shares were not traded on such date) if the shares are readily tradable on a national securities exchange or other market system, and if the shares are not readily tradable, Fair Market Value shall be determined, in good faith, by the Compensation Committee.

Incentive Stock Options (“ISOs”):  An Option granted with the intention that it qualify as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

Non-Incentive Stock Options (“Non-ISOs”):  Options which are not intended to qualify as “Incentive Stock Options” under Section 422 of the Code or any successor provision thereto.

Option:  The rights granted to an Eligible Person to purchase Common Stock pursuant to the terms and conditions of an Agreement.

Option Shares:  The shares of Common Stock underlying an Option granted to an Eligible Person.

Optionee:  An Eligible Person who has been granted an Option.

Participant:  A person who has been granted an Option, Restricted Stock or a Restricted Stock Unit that remains outstanding, including a person who is no longer an Eligible Person.

Related Company:  Any subsidiary of the Company and any other business venture in which the Company has a significant interest as determined in the discretion of the Compensation Committee.

Restricted Stock:  An Award of shares of Common Stock granted to a Participant pursuant to Section 15, subject to any restrictions and conditions as are established pursuant to such Section 15.

Restricted Stock Unit:  A right, granted to a Participant pursuant to Section 15, to receive Common Stock, cash or a combination thereof at the end of a specified deferral period.

Rule 16b-3:  Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan.

Securities Act:  The Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.           Purpose and Scope.

(a)           The purpose of this Plan is to advance the interests of the Company and its stockholders by affording Eligible Persons an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in this Company.

(b)           This Plan authorizes the Compensation Committee to grant Options to purchase shares of Common Stock to Eligible Persons selected by the Compensation Committee while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters.

3.           Administration of the Plan.

(a)           The Plan shall be administered by the Compensation Committee.  The Compensation Committee shall have the authority granted to it under this section and under each other section of the Plan.  The Compensation Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted pursuant to the Plan.  Such Awards may be granted either alone, in addition to, or in tandem with, any other type of Award.

(b)           In accordance with and subject to the provisions of the Plan and Rule 16b-3, the Compensation Committee shall select the Eligible Persons to receive Awards, shall determine (a) the number of shares of Common Stock, Restricted Stock or Restricted Stock Units to be subject to each Award; (b) the time at which each Award is to be granted; (c) the extent to which the transferability of shares of Common Stock issued or transferred pursuant to any Award is restricted; (d) the Fair Market Value of the Common Stock, (e) whether to accelerate the time of exercisability of any Award that has been granted; (f) the period or periods and extent of exercisability of the Options; and (g) the manner in which an Option becomes exercisable.  In addition, the Compensation Committee shall fix such other terms of each Option, Restricted Stock Award and Restricted Stock Units as the Compensation Committee may deem necessary or desirable.  The Compensation Committee shall determine the form, terms and provisions of each Agreement to evidence each Award (which need not be identical).

(c)           The Compensation Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company.  The Compensation Committee shall keep minutes of its meetings and those minutes shall be available to every member of the Board.

(d)           All actions taken and all interpretations and determinations made by the Compensation Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons.  No member of the Compensation Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Compensation Committee shall, in addition to rights they may have if Directors of the Company, be fully protected by the Company with respect to any such action, determination or interpretation.

4.           The Common Stock.

The Board is authorized to appropriate, issue and sell for the purposes of the Plan, and the Compensation Committee is authorized to grant Options, Restricted Stock and Restricted Stock Units with respect to, a total number, not in excess of 5,000,000 shares of Common Stock, either treasury or authorized but unissued, as adjusted pursuant to Section 16 below.  All or any unsold shares subject to an Option, Restricted Stock or Restricted Stock Units that for any reason expires or otherwise terminates may again be made subject to Options, Restricted Stock or Restricted Stock Units under the Plan.  No Eligible Person may be granted Options, Restricted Stock and Restricted Stock Units under this Plan covering in excess of an aggregate of 1,500,000 Option Shares and shares of Restricted Stock and Restricted Stock Units in any calendar year, subject to adjustments pursuant to Section 16.

5.           Eligibility.

Options intended to qualify as ISOs will be granted only to Employees.  Eligible Persons may hold more than one Option under the Plan and may hold Options under the Plan and options granted pursuant to other plans or otherwise, and may hold Restricted Stock and Restricted Stock Units under the Plan.

6.           Option Price.

The Exercise Price for the Option Shares shall be established by the Compensation Committee or shall be determined by a method established by the Compensation Committee; provided that the Exercise Price to be paid by Optionees for the Option Shares that are intended to qualify as ISOs, shall not be less than 100 percent of the Fair Market Value of the Option Shares on the Date of Grant (or, in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, 110 percent of the Fair Market Value of the Option Shares on the Date of Grant).

7.           Duration and Exercise of Options.

(a)  The option period shall commence on the Date of Grant and shall be as set by the Compensation Committee, but not to exceed 10 years in length.

(b)  The Compensation Committee may determine whether any Option shall be exercisable in installments only; if the Compensation Committee determines that an Option shall be exercisable in installments, it shall determine the number of installments and the percentage of the Option exercisable at each installment date.  All such installments shall be cumulative.

(c)  The Compensation Committee shall establish and set forth in each Agreement that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a termination of Continuous Status, any of which provisions may be waived or modified by the Compensation Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Section 409A of the Code.

(d)  Each Option shall be exercised in whole or in part by delivering to the Company (or to a brokerage firm designated or approved by the Company) of written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the Exercise Price for the Option Shares purchased as set forth in Section 8; provided, that an Option may not be exercised in part unless the aggregate purchase price for the Option Shares purchased is at least $1,000.

(e)  No Option may be granted under this Plan until the Plan is approved by the shareholders of the Company as provided in Section 17 below.

8.           Payment for Option Shares.

If the aggregate purchase price of the Option Shares purchased by any Optionee at one time exceeds $5,000, the Compensation Committee may permit all or part of the Exercise Price for the Option Shares to be paid by delivery to the Company of cancelled shares of the Company's Common Stock owned by the Optionee, with the volume-weighted average price (“VWAP”) for the ten-trading day period that ends on the first trading day immediately preceding the date of payment equal to the portion of the Exercise Price for the Option Shares that the Optionee does not pay in cash.  In the case of all other Option exercises, the Exercise Price shall be paid in cash or check upon exercise of the Option, except that the Compensation Committee may permit an Optionee to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party broker-dealer in securities approved by the Compensation Committee to sell some or all of the Option Shares acquired upon exercise of an Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

9.           Relationship to Employment or Position.

Nothing contained in the Plan, or in any Option, Restricted Stock Award or Restricted Stock Units granted pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by, or other relationship with, the Company, or interfere in any way with the right of the Company to terminate the Participant’s employment as an Employee or other position or relationship, at any time.

10.           Nontransferability of Option.

Except as otherwise provided by the Compensation Committee, no Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution.

11.           Rights as a Stockholder.

No person shall have any rights as a shareholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Section 16, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

12.           Securities Laws Requirements.

No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with.  Each Option and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws, restrictions and conditions, and the Company may comply therewith and issue “stop transfer” instructions to its transfer agent and registrar in good faith without liability.

13.           Disposition of Shares.

(a)           Each Optionee, as a condition of exercise, shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows:  (a) that all Option Shares are being acquired solely for his own account and not on behalf of any other person or entity; (b) that no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws; and (c) that he will report all sales of Option Shares to the Company in writing on a form prescribed by the Company; and (d) that if he is subject to reporting requirements under Section 16(a) of the Exchange Act, (i) he will not violate Section 16(b) of the Exchange Act, (ii) he will furnish the Company with a copy of each Form 4 and Form 5 filed by him or her, and (iii) he will timely file all reports required under the federal securities laws.

(b)           Each Optionee shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an ISO, within two years after the grant of such ISO or within one year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed.  The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose.  The Company may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an ISO to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this section.

14.           Incentive Stock Options.

To the extent that the aggregate Fair Market Value of Common Stock with respect to which ISO’s are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the Date of Grant under the Code (the Fair Market Value being determined as of the Date of Grant for the Option), such portion in excess of $100,000 shall be treated as Non-ISO’s.

15.           Restricted Stock and Restricted Stock Units.

(a)           Restricted Stock.  The Compensation Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)           Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Compensation Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Compensation Committee may determine at the date of grant or thereafter.  During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)           Certificates for Stock.  Restricted Stock granted under this Plan may be evidenced in such manner as the Compensation Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Compensation Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iii)           Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Compensation Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan.  Unless otherwise determined by the Compensation Committee, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

(b)           Restricted Stock Units.  The Compensation Committee is authorized to grant Restricted Stock Units to Participants, which are rights to receive Common Stock at the end of a specified deferral period, subject to the following terms and conditions:

(i)           Award and Restrictions.  Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Compensation Committee (or, if permitted by the Compensation Committee, as elected by the Participant).  In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Compensation Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Compensation Committee may determine.  Restricted Stock Units shall be satisfied by the delivery of cash or Common Stock in the amount equal to the Fair Market Value for the specified number of shares of Common Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Compensation Committee at the date of grant or thereafter.

(ii)           Dividend Equivalents.  Unless otherwise determined by the Compensation Committee at date of grant, Dividend Equivalents on the specified number of shares of Common Stock covered by an Award of Restricted Stock Units shall be either (a) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or (b) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Compensation Committee shall determine or permit the Participant to elect.

(c)           Waiver of Restrictions.  The Compensation Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions, or restrictions on any Restricted Stock or Restricted Stock Units under such circumstances and subject to such terms and conditions as the Compensation Committee shall deem appropriate; provided, however, that the Compensation Committee may not adjust performance goals for any Restricted Stock or Restricted Stock Units intended to be exempt under Section 162(m) of the Code for the year in which the Restricted Stock or Restricted Stock Unit is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

16.           Change in Stock, Adjustments, Etc.

In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting shareholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or, if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then appropriate adjustment shall be made by the Compensation Committee to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Options, Restricted Stock and Restricted Stock Units as provided in the respective Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

17.           Effective Date of Plan; Termination Date of Plan.

Subject to the approval of the Plan by the affirmative vote of the holders of a majority of the Company's securities entitled to vote and represented at a meeting duly held in accordance with applicable law, the Plan shall be deemed effective June 3, 2008.  The Plan shall terminate at midnight on June 3, 2018, except as to Options previously granted and outstanding under the Plan at that time.  No Options, Restricted Stock and Restricted Stock Units shall be granted after the date on which the Plan terminates.  The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Options, Restricted Stock and Restricted Stock Units then outstanding under the Plan.

18.           Withholding Taxes.

The Company, or any Related Company, may take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company, or any Related Company, is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Award including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of Option Shares or Restricted Stock.

19.           Change in Control.

In the event of a Change in Control of the Company, (a) the Compensation Committee, in its discretion, may, at any time an Award is granted, or at any time thereafter, accelerate the time period relating to the exercise or realization of any Options, Restricted Stock and Restricted Stock Units; and (b) with respect to Options, Restricted Stock and Restricted Stock Units, the Compensation Committee in its sole discretion may, at any time an Award is granted, or at any time thereafter, take one or more of the following actions, which may vary among individual Participants: (i) provide for the purchase of an Option, Restricted Stock and Restricted Stock Units for an amount of cash or other property that could have been received upon the exercise of the Option, Restricted Stock and Restricted Stock Unit had the Option been currently exercisable; (ii) adjust the terms of the Awards in a manner determined by the Compensation Committee to reflect the Change in Control; (iii) cause the Awards to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of outstanding Options, Restricted Stock and Restricted Stock Units, or the substitution for such Options, Restricted Stock and Restricted Stock Units of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Plan and such Options, Restricted Stock and Restricted Stock Units, or the new options and rights substituted therefor, shall continue in the manner and under the terms so provided; (iv) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised for a limited period of time on or before a specified date fixed by the Compensation Committee, after which specified date, all unexercised Options and all rights of Optionees thereunder shall terminate; or (v) make such other provision as the Committee may consider equitable.

20.           Amendment.

(a)  The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made that would impair the right of a Participant under an outstanding Agreement.  In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

(b)  The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent.

(c)  Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules without shareholder approval.

21.           Other Provisions.

(a)  The use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary.

(b)  Any expenses of administering the Plan shall be borne by the Company.

(c)  This Plan shall be construed to be in addition to any and all other compensation plans or programs.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

(d)  The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all personnel having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Nevada.
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